UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 22, 2005

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

        On August 22, 2005, Journal Communications, Inc. (the “Company”) issued a press release announcing that its broadcast subsidiaries had entered into an agreement on August 19, 2005 to acquire three television stations from affiliates of Emmis Communications Corporation. On August 22, 2005, following the filing of this Current Report on Form 8-K, the Company will host a conference call to discuss the acquisition at 10:00 a.m. (CDT). A copy of the press release issued by the Company earlier today and the script for the conference call are furnished as Exhibits 99.1 and 99.2 hereto, respectively.

        The press release, conference call script and certain comments made by representatives of the Company on such conference call may contain certain forward-looking statements related to the Company’s businesses that are based on the Company’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The Company’s written policy on forward-looking statements can be found on page 1 of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(99.1)	Press Release of Journal Communications, Inc., dated August 22, 2005.

(99.2)	Script for the Journal Communications, Inc. August 22, 2005 conference call.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: August 22, 2005	By: /s/ Paul Bonaiuto
Paul Bonaiuto
Executive Vice President and
Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated August 22, 2005

Exhibit No.

(99.1)	Press Release of Journal Communications, Inc., dated August 22, 2005.

(99.2)	Script for the Journal Communications, Inc. August 22, 2005 conference call.